Exhibit 2
                          AGREEMENT




     This Agreement is made and entered into as of the 11th day of June, 2001 by and between Idaho Power Company
("IPC"), an Idaho corporation and IDACORP Energy L.P.
(formerly named IDACORP Energy Solutions L.P.), a Delaware limited partnership ("IDACORP Energy").



                         WITNESSETH:


     WHEREAS, IPC has entered into a number of contracts relating to the purchase, sale and exchange of power on the wholesale electricity market by its energy marketing division; and

     WHEREAS, IPC desires to assign all of said contracts, plus its current accounts receivable and accounts payable relating to such wholesale electricity trading (collectively, the "Assigned Contracts"), to IDACORP Energy, and IDACORP Energy wishes to assume, all of IPC's rights, interests, obligations and duties under the Assigned Contracts in exchange for a 95% limited partnership interest in IDACORP Energy.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

     Section 1. Assignment. For and in consideration of a 95% limited partnership interest in IDACORP Energy and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, IPC hereby assigns and transfers all of IPC's right, title and interest in the Assigned Contracts to IDACORP Energy and hereby delegates all of IPC's duties and obligations under the Assigned Contracts to IDACORP Energy.

     Section 2. Assumption. IDACORP Energy hereby accepts the assignment and transfer of IPC's right, title and interest in the Assigned Contracts and the delegation of IPC's obligations and duties under the Assigned Contracts and hereby agrees, from and after the date of this Agreement, to be bound by the terms of the Assigned
Contracts and to perform all of IPC's payment and other obligations under, arising out of, or relating to the Assigned Contracts in accordance with the terms and conditions thereof.

     Section 3.  Representations and Warranties.

A.IPC makes the following representations and warranties:

         (i) IPC is a corporation duly organized, validly existing and in good standing under the laws of Idaho.

  (ii) IPC has the corporate power and authority to carry on the business in which it is engaged and to assign and transfer the Assigned Contracts to IDACORP Energy as contemplated herein.

  (iii) The execution and delivery of this Agreement by IPC and any related certificates or instruments have been duly authorized by all necessary corporate action and constitute the legal, valid and binding obligations of IPC enforceable in accordance with their respective terms.

  (iv) The execution and delivery of this Agreement and any related certificates or instruments do not, and the performance of the terms hereof and thereof will not, contravene any provision of existing law or regulations, or of the charter or by-laws of IPC, and will not conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of IPC pursuant to, any indenture, mortgage, or other agreement or instrument or any judgment, decree, order or decision to which IPC is a party or by which it is bound.

  (v) Under existing law, no approval, authorization, license, permit or other action by or filing with, any federal, state, municipal or other governmental commission, board or agency is required in connection with the execution and delivery by IPC of this Agreement and the assignment and transfer of the Assigned Contracts as contemplated herein, other than notifications that will be filed by IPC with the Idaho Public Utilities
  Commission and the Oregon Public Utility Commission.

  (vi) The officer executing this Agreement is duly authorized by IPC and IPC has full power and authority to execute this Agreement and any related certificates or instruments and to make the warranties and representations contained herein.

  B. IDACORP Energy makes the following representations and warranties:

  (i) IDACORP Energy is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware.

  (ii) IDACORP Energy has the power and authority to carry on the business in which it is engaged and to grant to IPC a 95% limited partner interest in IDACORP Energy as contemplated herein.

  (iii) The execution and delivery of this Agreement by IDACORP Energy and any related certificates or instruments have been duly authorized and constitute the legal, valid and binding obligations of IDACORP Energy enforceable in accordance with their respective terms.

  (iv) The execution and delivery of this Agreement and any related certificates or instruments do not, and the performance of the terms hereof and thereof will not, contravene any provision of existing law or regulations, or of the limited partnership agreement of IDACORP
  Energy, and will not conflict with or result in any breach of the terms, conditions or provisions of, or constitute a default under, or result in or permit the creation or imposition of any lien, charge or encumbrance upon any of the properties of IDACORP Energy pursuant to, any indenture, mortgage, or other agreement or instrument or any judgment, decree, order or decision to which IDACORP Energy is a party or by which it is bound.

  (v) Under existing law, no approval, authorization, license, permit or other action by or filing with, any federal, state, municipal or other governmental commission, board or agency is required in connection with the execution of this Agreement by IDACORP Energy, the assumption of the Assigned Contracts and the grant to IPC of a 95% limited partner interest in IDACORP Energy as contemplated

  (vi) The officer executing this Agreement is duly authorized by IDACORP Energy and IDACORP Energy has full power and authority to execute this Agreement and any related certificates or instruments and to make the warranties and representations contained herein.


  Section 4. Compliance. IPC and IDACORP Energy understand and agree that the assignment and assumption of the Assigned Contracts hereunder are intended to qualify with, and will be treated as a capital contribution to IDACORP Energy under, Section 721 of the Internal Revenue Code.

Section 5. Cooperation. IPC hereby agrees to execute and deliver and to do or make any and all instruments, papers, acts or things, supplemental, confirmatory or otherwise, as reasonably may be required by IDACORP Energy for the purpose of perfecting and completing the assignment and transfer of the Assigned Contracts.

  Section 6. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors in interest and assigns.

  Section 7. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Idaho applicable to contracts to be performed wholly therein, without giving effect to any conflicts of law principles or cases.

  Section 8. Counterparts. This Agreement may be executed and delivered in one or more counterparts, each of which shall be deemed to be part of one and the same original document.


  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date and year first above written.




                                  IDAHO POWER COMPANY


                                  By:/s/Jan B. Packwood
                                        Jan B. Packwood
                                  President & Chief Executive
                                  Officer


                                  IDACORP ENERGY L.P.


                                  By:/s/ Richard Riazzi
                                         Richard Riazzi
                                  Senior Vice President - Generation
                                  & Marketing of IDACORP, Inc., the
                                  sole General Partner of IDACORP
                                  Energy L.P.